UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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Stratos International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 3 -- APPROVAL OF AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT STOCKHOLDERS WILL BE PERMITTED TO TAKE ACTION BY WRITTEN CONSENT

STRATOS INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On March 8, 2005

To the Stockholders of Stratos International, Inc.

      Notice is hereby given that the annual meeting of stockholders of Stratos International, Inc. will be held on Tuesday, March 8, 2005, at 3:00 p.m., Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois, for the following purposes:

1. To elect six directors to hold office for one-year terms and until their successors are elected and qualified. This proposal is dependent upon stockholders approving the proposal described below to amend Stratos’ Restated Certificate of Incorporation so that all directors are elected annually. If such proposal is not approved, then stockholders will elect two directors to hold office for three-year terms and until their successors are elected and qualified;

2. To consider and approve a series of amendments to Stratos’ Restated Certificate of Incorporation to provide as follows:

•	All directors will be elected annually for one year terms;

•	Stockholders will be permitted to take action by written consent;

•	Stockholders will be permitted to call a special meeting of stockholders;

•	The percentage of stockholders required to amend certain provisions of Stratos’ Restated Certificate of Incorporation and Stratos’ bylaws will be reduced from 80% to a majority; and

•	Certain obsolete provisions will be deleted; and

3. To transact such other business as may properly come before the meeting.

      Stratos’ Board of Directors has fixed the close of business on Monday, February 7, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

      It is important that your shares be represented and voted at the meeting. On some of the proposals, we need an 80% vote of the outstanding shares, and because anyone who fails to vote will essentially be counted as voting against the proposals, we urge you to vote.

      Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the enclosed proxy card in the enclosed postage-paid envelope, or vote by telephone or via the internet in accordance with the instructions provided. Please do not submit a proxy card if you have voted by telephone or via the internet. If you decide to attend the annual meeting, you may revoke your proxy and vote your shares in person.

      Thank you for your continued support.

By order of the Board of Directors.

PHILLIP A. HARRIS
President and Chief Executive Officer

Chicago, Illinois

February 7, 2005

QUESTIONS & ANSWERS REGARDING THE MEETING AND PROPOSALS

Question 1: What is the purpose of the annual meeting?

Answer: At the meeting stockholders will be asked to vote on the election of directors and five corporate governance proposals which involve amending our Restated Certificate of Incorporation.

Question 2: Who is being nominated for election at the meeting?

Answer: If proposal 2 (regarding declassification of the board) is approved at the meeting, the board has nominated the following six incumbent directors, each to serve a one-year term until the annual meeting following the end of 2005 fiscal year and until their successors are duly elected and qualify: Reginald W. Barrett, Phillip A. Harris, David Y. Howe, Charles Daniel Nelsen, Edward J. O’Connell and Newell V. Starks. If stockholders do not approve proposal 2, the board has nominated Messrs. Harris and Nelsen to serve three year terms expiring at the annual meeting following the end of the 2007 fiscal year.

Question 3: What is the effect of replacing a classified board with a non-classified board under Proposal 2?

Answer: Proposal 2 recommends that stockholders approve an amendment to our Restated Certificate of Incorporation to declassify the board of directors such that the election of all directors will be held annually. Our current “classified” or “staggered” board is divided into three classes and directors of only one class are elected each year such that each director stands for election every 3 years rather than annually. Proposal 2 would “declassify” the Board so that each director will stand for election every year.

If proposal 2 is approved by stockholders, the “declassifying” will become effective at this meeting such that all of the directors will stand for election at this meeting and annually thereafter. By declassifying the board, directors become removable by stockholders without cause under Delaware law.

Question 4: Why is the board recommending that Stratos’ Restated Certificate of Incorporation be amended to replace Stratos’ classified board with a non-classified board (proposal 2)?

Answer: The election of directors is the primary means for stockholders to exercise influence over Stratos and its policies. Your board of directors believes that classified boards have the effect of reducing the accountability of directors to a company’s stockholders. A classified board prevents stockholders from electing all directors on an annual basis and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. While classified boards are viewed by many companies as increasing the long-term stability and continuity of a board, the board believes that long-term stability and continuity should result from the annual election of directors, which provides stockholders with the opportunity to evaluate director performance, both individually and collectively, on an annual basis.

Question 5: Why is the board recommending that Stratos’ Restated Certificate of Incorporation be amended to permit stockholders to act by written consent (proposal 3)?

Answer: The board believes that it may be beneficial to Stratos for stockholders to have the ability to take action by written consent to avoid the delay and expense involved in calling a meeting of stockholders. In addition, the board believes that the power of the stockholders to take action by written consent may result in the board being more responsive to stockholders.

Question 6: Why is the board recommending that Stratos’ Restated Certificate of Incorporation be amended to permit a majority of stockholders to call a special meeting of stockholders (proposal 4)?

Answer: Currently only the chairman of the board, the president or a majority of the directors may call a special meeting of Stratos’ stockholders. The board believes that it is beneficial to Stratos and its stockholders for a majority of stockholders to have the ability to call a special meeting of stockholders. In terms of day-to-day governance, stockholders may lose an important right, such as the ability to remove directors or initiate a stockholder resolution without having to wait for the next scheduled meeting, if they are unable to compel a special meeting. The board believes that providing stockholders with the ability to compel a special meeting may allow the stockholders to act more independently and increase their ability to hold the board and management accountable.

Question 7: Why is the board recommending that Stratos’ Restated Certificate of Incorporation be amended to reduce the percentage of stockholders required to amend certain corporate governance provisions in the Restated Certificate of Incorporation from 80% to a majority of outstanding shares (proposal 5)?

Answer: Currently, Stratos’ Restated Certificate of Incorporation requires 80% stockholder approval in order to amend certain corporate governance provisions of the Restated Certificate of Incorporation, including the sections that govern:

•	the ability of stockholders to act by written consent,

•	the ability of various persons to call a special meeting of stockholders,

•	the election and removal of directors,

•	the ability of various persons to amend our bylaws,

•	the liability of directors to Stratos for breach of their fiduciary duties to Stratos, and

•	the ability of the board to issue stock options and warrants.

The effect of the current 80% stockholder approval requirement is that a proposal supported by a majority of stockholders, perhaps even a substantial majority of stockholders, may not be passed because a minority of stockholders either do not vote or vote against the proposal. The 80% vote requirement in our Restated Certificate of Incorporation exceeds the requirements of Delaware law. The board believes that our certificate of incorporation should afford a better opportunity to obtain stockholder approval on matters submitted to the stockholders for approval than it currently does, and that the “majority of shares outstanding” approach under Delaware law is preferable to the “80% of total shares outstanding” under the current provisions of our Restated Certificate of Incorporation.

Question 8: Why is the board recommending that certain obsolete provisions be eliminated from the Restated Certificate of Incorporation (proposal 6)?

Answer: Currently, Stratos’ Restated Certificate of Incorporation includes a number of obsolete provisions governing competing activities and corporate opportunities between Stratos and its former parent, Methode Electronics, Inc. as well as obsolete provisions relating to our reverse stock split effected in 2002. These provisions no longer serve any purpose and the board recommends removing them from the Restated Certificate of Incorporation to make the Restated Certificate of Incorporation less confusing.

Question 9: How does the board recommend that stockholders vote on the various proposals?

Answer: If no instructions are indicated on your proxy, the representatives holding proxies will vote in accordance with the recommendations of the board. The board has unanimously recommended that stockholders vote IN FAVOR of the board’s nominees and FOR all of the proposals.

Question 10: What is the vote required for approval of each proposal to amend our Restated Certificate of Incorporation?

Answer: Proposals 2, 3, 4 and 5, to amend our Restated Certificate of Incorporation to declassify the board, to permit stockholder action by written consent, to permit a majority of stockholders to call a special meeting of stockholders, and to reduce the percentage of stockholders required to amend certain corporate governance provisions in the Restated Certificate of Incorporation from 80% to a majority of outstanding shares, respectively, will each require the affirmative vote of a supermajority of 80% of the outstanding shares of our common stock and Series B Preferred Stock, voting together as a single class. Proposal 6, to amend our Restated Certificate of Incorporation to remove certain obsolete provisions, will require the affirmative vote of a majority of the outstanding shares of our common stock and Series B Preferred Stock, voting together as a single class.

Question 11: How will Stratos implement the proposed amendments to the Restated of Incorporation if they are approved at the meeting?

Answer: We intend to implement any of the proposals to amend the Restated Certificate of Incorporation that are approved by the required vote of stockholders by filing amendments to our certificate of incorporation with the Secretary of the State of Delaware. The board will also make certain conforming amendments to our bylaws.

Question 12: Who is entitled to vote?

Answer: Stockholders of record at the close of business on February 7, 2005, the record date for the meeting, are entitled to notice of and to vote at the meeting. Each of the shares of common stock and Series B Preferred Stock outstanding on the record date is entitled to one vote on all matters to be voted upon at the meeting.

Question 13: What is the required quorum for the meeting?

Answer: The holders of at least a majority of the outstanding shares of common stock and Series B Preferred stock must be represented at the meeting, either in person or by proxy, in order to constitute a quorum permitting business to be conducted at the meeting. If you complete, execute and return valid proxy instructions (in writing, by phone or by Internet) or attend the meeting and vote in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting on any or all matters introduced at the meeting.

Question 14: How do I vote?

Answer: Your vote is very important. Stockholders can vote in person at the meeting or authorize proxies to cast their votes by proxy. If your shares are held in a brokerage account, you must request instructions from your broker to be able to vote at the meeting.

Most stockholders will have a choice of proxy voting over the Internet at http://www.proxyvoting.com/stlw, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you. If you proxy vote by Internet or telephone, you do NOT need to return your proxy card. If you return your proxy card, the individuals named on the proxy card as proxy holders will vote your shares in accordance with your instructions. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the other proposals. If you execute an otherwise valid proxy card but do not provide voting instructions, the persons named as proxies will cast your votes FOR the Board’s nominees and FOR each of the proposals.

Question 15: Can I revoke or change my proxy?

Answer: Yes. You may change or revoke your proxy at any time before the meeting by timely delivery of a properly executed, later-dated proxy (including an Internet or phone vote), by sending a written revocation to the Secretary of Stratos at our address listed on the accompanying notice of meeting, or by attending and voting in person at the meeting.

You may also revoke your proxy by attending the meeting and voting in person, but attendance at the meeting will not by itself revoke a previously granted proxy.

STRATOS INTERNATIONAL, INC.

7444 West Wilson Avenue
Chicago, Illinois 60706

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held On March 8, 2005

INTRODUCTION

General

      This proxy statement is being furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Stratos International, Inc. (“Stratos”), for use at the annual meeting of stockholders to be held on Tuesday, March 8, 2005, at 3:00 p.m., Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois, and at any adjournment or postponement of the annual meeting. This proxy statement and the accompanying proxy card are first being mailed to stockholders entitled to vote at the annual meeting on or about February 8, 2005.

Purpose of the Annual Meeting

      At the annual meeting, stockholders will be asked: (i) to elect six nominees, or if proposal 2 to amend our Restated Certificate of Incorporation (providing that all directors will be elected annually for one year terms) is not adopted, then to elect two nominees, to serve as directors of Stratos until the next annual meeting of stockholders or until their successors are duly elected and qualified; (ii) to vote on certain proposals to amend Stratos’ Restated Certificate of Incorporation; and (iii) to transact such other business as may properly be brought before the annual meeting. Our board recommends a vote “FOR” the election of the six nominees for director listed below and “FOR” each of the proposals to amend our Restated Certificate of Incorporation.

Quorum; Votes Required

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock, par value $0.01 per share (the “Common Stock”) and our Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred”) is necessary to constitute a quorum at the annual meeting. Only stockholders of record at the close of business on the record date, February 7, 2005, will be entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 14,208,323 shares of Common Stock and 49,989 shares of Series B Preferred stock issued and outstanding. Each share of Common Stock and each share of Series B Preferred stock entitles the holder to one vote on all matters to be voted upon at the annual meeting. Once a quorum is present, the affirmative vote of a majority of the votes eligible to be cast on the subject matter shall be the act of the stockholders.

      Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum at the annual meeting. Generally, broker non-votes occur when shares held by a broker or nominee for a beneficial owner are not voted with respect to a particular proposal because the broker or nominee has not received voting instructions from the beneficial owner and the broker or nominee lacks discretionary power to vote such shares.

      All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any proposal, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in accordance with the recommendations of the Board of Directors. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

      For Proposal 1, the election of directors, the director nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes will not be counted for the purpose of determining whether the director nominee has been elected.

      For Proposals 2, 3, 4 and 5, amendments to our Restated Certificate of Incorporation, the affirmative vote of the holders of 80% of the shares of our Common Stock and Series B Preferred Stock, voting together as a single class, will be required. As a result, abstentions and broker non-votes will have the same effect as negative votes. If we are unable to achieve an 80% vote on these proposals, the Board of Directors may consider adjourning the annual meeting in order to resolicit proxies, which will result in additional costs to be borne by Stratos. As a result, you are urged to sign, date and return your proxy card.

      For Proposal 6, also amendments to our Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the shares of our Common Stock and Series B Preferred stock, voting together as a single class, will be required. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Revoking Your Proxy

      If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy by notifying our Corporate Secretary in writing that you wish to revoke your proxy at the following address: Stratos International, Inc., 7444 West Wilson Avenue, Chicago, Illinois 60706, Attention: Corporate Secretary. You may also revoke your proxy by submitting a duly executed proxy bearing a later date, by voting by telephone or via the internet on a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Proxy Solicitation and Expenses

      We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock and Preferred Stock beneficially owned by others to be forwarded to such beneficial owners. We may reimburse persons for their costs of forwarding solicitation materials to such beneficial owners. We have retained Mellon Investor Services for a fee of $10,000 plus a reasonable amount to cover expenses, to assist us in soliciting proxies. Original solicitation of proxies by mail may be supplemented by telephone, telecopy or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers and other regular employees for such services.

PROPOSAL 1 — ELECTION OF BOARD OF DIRECTORS

Directors and Director Nominees

      Our board of directors is currently divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. The term for three directors will expire at the annual meeting. One of our directors whose term expires at the meeting, William T. Comfort, III, is located in London, United Kingdom, and has indicated that, due to his other commitments and the distance he must travel to attend meetings, he will not be a candidate for re-election. As a result, effective with the meeting, we will decrease the size of our board to six persons.

      We are proposing to change the way in which we elect directors so that all directors serve one year terms and are elected at each annual meeting of stockholders. If Proposal 2 is adopted by stockholders, the terms of all of our directors will expire at the annual meeting and the six nominees listed below will be elected to a one year term expiring at our annual meeting following the end of our 2005 fiscal year.

      If Proposal 2 is not adopted, Phillip A. Harris and Charles Daniel Nelsen, if elected, will be elected to three year terms expiring at the annual meeting in 2007 (or until each director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal). If Proposal 2 is not adopted, the remaining directors will continue to serve their current terms.

      All nominees are currently directors of Stratos.

Nominees and Directors Whose Terms Expire at the Annual Meeting

	Age	Principal Occupation

Phillip A. Harris	58	Mr. Harris has served as President and Chief Executive Officer of Stratos since December 2004 and as a director of Stratos since November 2003. Prior to being elected as President and Chief Executive Officer, Mr. Harris served as Chairman of the corporate governance and nominating committee and as a member of the compensation committee. Mr. Harris was a director of Sterling Holding Company (“Sterling”) from 2002 through the closing of Stratos’ acquisition of Sterling in November 2003. Mr. Harris was Executive Vice President of Sprint North Supply (a telecommunications equipment distributor) from 1994 until his retirement in 2001. From 1978 until 1994, Mr. Harris held a number of senior operating positions with Sprint Corporation (a telecommunications provider).
Charles Daniel Nelsen	42	Mr. Nelsen has served as a director of Stratos since June 2000. During 2004, Mr. Nelsen was a member of the Stratos corporate development and corporate governance and nominating committees and was appointed as a member of the audit committee in December 2004. In 2004, Mr. Nelsen became Director of Global Supply Chain Strategy and Planning for Motorola Inc.’s Networks Business and from 2000 to 2004, Mr. Nelsen had been Director of Global Supply Chain Strategy for Motorola Inc.’s Global Telecom Solutions Sector. From 1998 to 2000, Mr. Nelsen served as Senior Manager, Supply Chain of A.T. Kearney, an international consulting firm. From 1994 to 1998, Mr. Nelsen held the positions of Managing Associate, Senior Associate and Associate at Coopers & Lybrand Consulting.

Nominees and Directors Whose Terms Expire at the Next Annual Meeting

	Age	Principal Occupation

Reginald W. Barrett	76	Mr. Barrett has served as a director of Stratos since November 2003. Mr. Barrett is Chairman of the Stratos Board of Directors and Chairman of its compensation committee and, since December 2004, also Chairman of Stratos’ corporate governance and nominating committee. Mr. Barrett is President and Chief Executive Officer of Clements National Company (a manufacturer of electrical and hot air products). Mr. Barrett was a director of Sterling from 1991 through the closing of Stratos’ acquisition of Sterling in November 2003. From 1982 until his retirement in 1990, Mr. Barrett served as President of Pyle National, which became part of Brintec Corporation (a connector manufacturer).
David Y. Howe	40	Mr. Howe has served as a director of Stratos since November 2003. During 2004, Mr. Howe was a member of the Stratos compensation committee and, since December 2004, the Stratos audit committee. Mr. Howe was a director of Sterling from 1997 through the closing of Stratos’ acquisition of Sterling in November 2003. Mr. Howe is a Managing Director and Partner at Lightyear Capital, a private equity firm. From 1993 until joining Lightyear in 2003, Mr. Howe was employed by CVC, most recently as a Partner. Mr. Howe is a director of Private Business, Inc., a supplier of financial technology to community banks and small businesses, and also serves as a director of several private companies, including Telmar Network Technology Inc. and Ripon Cogeneration LLC.
Edward J. O’Connell	52	Mr. O’Connell has served as a director of Stratos since June 2000. During 2004, Mr. O’Connell was Chairman of the audit committee and a member of the compensation committee. Mr. O’Connell has been Chief Financial Officer of Gardner, Carton & Douglas, a provider of professional legal services, since 2000. From 1999 to 2000, Mr. O’Connell served as Chief Financial Officer of Hey Company, LLC, a company involved with e-commerce. From 1998 to 1999, Mr. O’Connell served as the Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary of ebix.com, a software, consulting services and e-commerce company. From 1995 to 1998, Mr. O’Connell served as Chief Operating Officer and Chief Financial Officer for Keck, Mahin & Cate, a provider of legal professional services.

Nominee and Director Whose Term Expires at the 2006 Annual Meeting

	Age	Principal Occupation

Newell V. Starks	53	Mr. Starks has served as a director of Stratos since November 2003. Mr. Starks is Chief Strategic Officer of Stratos and Vice Chairman of the Board of Directors. He was Chairman of Sterling’s board of directors during 2003 and a director of Sterling from its organization in 1989 through the closing of Stratos’ acquisition of Sterling in November 2003. From 1984 until 1991, Mr. Starks was employed by CVC, most recently as Vice President, where he was in charge of CVC’s initial investment in Sterling. Since leaving CVC, Mr. Starks has served as a private consultant to technology companies, including Sterling, on strategic matters and also has been a private investor.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION TO THE BOARD OF THESE SEVEN NOMINEES.

Director Whose Term Expires at the Annual Meeting and is not a Nominee

	Age	Principal Occupation

William T. Comfort, III	38	Mr. Comfort has served as a director of Stratos since November 2003. During 2004, Mr. Comfort was a member of the Stratos corporate development committee and corporate governance and nominating committee. Since February 2003, Mr. Comfort has been a principal of Conversion Capital Partners Limited, an investment fund currently in the formation stage headquartered in London, England. From 2001 until January 2003, Mr. Comfort was a consultant in the London office of Citicorp Venture Capital Ltd. (a private equity firm) (“CVC”). From 1995 until 2000, Mr. Comfort was a private equity investor with CVC Capital Partners, a private equity firm based in London. Mr. Comfort is currently a director of J.L. Halsey Corporation (previously a provider of physical rehabilitation services and employee services which has no current operations) and Ergo Science Corporation (previously a drug manufacturer that plans to transition to other businesses).

Board Meetings and Committees

      During our 2004 fiscal year, our Board of Directors held nine meetings. During that period our Audit Committee held four meetings, our Compensation Committee held fourteen meetings, our Corporate Governance and Nominating Committee held one meeting and our Development Committee held one meeting. Attendance at board and committee meetings was at least 75% for each director. In December 2004, the Board of Directors elected to terminate the Development Committee.

      Stratos’ Board of Directors has determined that Messrs. Barrett, Comfort, Howe, O’Connell and Nelson are independent within the meaning of applicable rules of the Nasdaq National Market. The Board of Directors holds executive sessions at its regularly scheduled and special meetings at which only the independent directors are present.

      The members of the Audit Committee currently are Messrs. O’Connell (Chairman), Howe and Nelsen. The Audit Committee recommends the appointment of our independent registered public accounting firm, reviews our internal accounting procedures and financial statements and consults with and reviews the services provided by our independent registered public accounting firm, including the results and scope of their audit. Our Board of Directors has determined that each member of the Audit Committee is independent, as independence for Audit Committee members is defined in the listing standards of the Nasdaq National Market and in applicable SEC rules. Our Board of Directors has also determined that Mr. O’Connell, the Audit Committee’s Chairman, is an audit committee financial expert, as such term is defined by the rules of the Securities and Exchange Commission (the “SEC”), based on Mr. O’Connell’s many years of experience as a chief financial officer of various entities. The Audit Committee has a written charter, a copy of which is attached as Exhibit A and which is also available at Stratos’ website, www.stratoslightwave.com. See “Audit Committee Report” below.

      The members of the Compensation Committee currently are Messrs. Barrett (Chairman), Howe and O’Connell. The Compensation Committee reviews and recommends to our Board of Directors the compensation and benefits of all of our executive officers and establishes and reviews general policies relating to compensation and employee benefits. The Compensation Committee has a written charter which is available at Stratos’ website, www.stratoslightwave.com. See “Report Of The Compensation Committee On Executive Compensation” below.

      The members of the Corporate Governance and Nominating Committee currently are Messrs. Barrett (Chairman), Nelsen and O’Connell. The Corporate Governance and Nominating Committee monitors and oversees corporate governance practices, develops and recommends self-evaluation processes for all board and committee members, identifies, recruits and nominates individuals to serve as members of the Board of Directors (subject to election by stockholders), and develops and recommends to the Board of Directors corporate governance practices and principles. Our Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is independent, as independence for Corporate Governance and Nominating Committee members is defined in the listing standards of the Nasdaq National Market. The Corporate Governance and Nominating Committee has a written charter which is available at Stratos’ website, www.stratoslightwave.com.

      The Corporate Governance and Nominating Committee considers from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes a prospective candidate’s understanding of and achievements in manufacturing, technology, finance and marketing. These factors, and any other qualifications considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Corporate Governance and Nominating Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Corporate Governance and Nominating Committee has not established any specific minimum criteria or qualifications that a nominee must possess.

      Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by Board members or by employees. The Corporate Governance and Nominating Committee will consider candidates for board nominees proposed by Stratos stockholders. The Corporate Governance and Nominating Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for the Corporate Governance and Nominating Committee’s consideration should mail the candidate’s name and qualifications to Stratos’ Corporate Secretary. Stratos has not employed a search firm or paid fees to other third parties in connection with seeking or evaluating Board candidates.

      Stratos’ policy is that all directors are requested to attend the annual meeting. At our last annual meeting in November 2003, we had five directors and three of our directors attended the meeting.

Communications from Stockholders to the Board.

      The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of the Corporate Secretary at Stratos’ corporate offices. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere for review and possible response.

Code of Ethics

      We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. A copy of our code of ethics was filed as Exhibit 14 to the annual report on Form 10-K for the year ended April 30, 2004 filed with the SEC on July 29, 2004. The code of ethics is also published at our website at www.stratoslightwave.com.

AUDIT COMMITTEE REPORT

      The Stratos audit committee oversees Stratos’ financial reporting process on behalf of the Stratos board of directors and selects Stratos’ independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

      In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Stratos Annual Report on Form 10-K for the fiscal year ended April 30, 2004 with management, which review included a discussion of compliance with regulatory requirements, the quality, in addition to the acceptability, of Stratos’ accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in Stratos’ financial statements.

      The audit committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to Stratos’ accounting principles, key estimates and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the audit committee discussed with the independent auditors the auditors’ independence from management and Stratos, including the matters in the written disclosures required by the Independence Standards Board, including Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors’ independence. The audit committee also discussed with Stratos’ independent auditors the overall scope and plans for the audit.

      The audit committee meets with the independent auditors, with and without management present, to discuss the results of the auditors’ examination, its evaluation of Stratos’ internal controls, and the overall quality of Stratos’ financial reporting.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the Stratos board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2004 for filing with the SEC.

AUDIT COMMITTEE

Edward J. O’Connell, Chair
David Y. Howe

Executive Officers

      The following table sets forth information concerning our executive officers (other than our Chief Executive Officer and President, Phillip (Andy) Harris, whose information is set forth above).

Richard C.E. Durrant	43	Executive Vice President of the Passive Subsystems Group since September 2002 and the Managing Director of our Stratos Limited subsidiary since its acquisition in December 1998. Mr. Durrant previously served as the Managing Director of Methode Fibre Optic Europe Ltd. from 1997 through April 2000. From 1993 through 1997 Mr. Durrant served as Sales Director of Mikon Ltd., a Methode subsidiary.

Joe D. Norwood	62	Executive Vice President of Stratos and President and Chief Executive Officer of Sterling Holding Company. Mr. Norwood has served as President and Chief Executive Officer of Sterling since 2001. Also, in 2002 and 2003, Mr. Norwood served as a director of Corona Optical systems, Inc. During 2001, he served as Executive Vice President and Chief Operating Officer of Sterling; from 1997 to 2001, he was President of Sterling’s Trompeter Electronics subsidiary. He served as Vice President of Amphenol Corporation in charge of their RF/Microwave and Fiber Optic Products divisions from 1986 until 1992 and again from 1995 to 1996 as a Vice President of their Time Fiber Communications subsidiary. From 1992 to 1994 he served as a Vice President of ITT Cannon.
Barry Hollingsworth	40	Chief Financial Officer of Stratos since February 2005. From 2004 until his appointment as CFO, Mr. Hollingsworth was Vice President of Finance & Administration for Stratos. Prior to joining Stratos, he was Director of Finance at Heidrick & Struggles International from 2000 through 2003 and was employed by The Tribune Company from 1994 through 2000, where he served in various capacities including internal audit and investor relations.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth compensation information for Stratos’ Chief Executive Officer and three other executive officers (the “Named Officers”) for the fiscal years ended April 30, 2004, 2003, and 2002. Mr. McGinley, our former President and Chief Executive Officer, ceased to serve as our President and Chief Executive Officer in November 2004, and Mr. Slack our former Executive Vice President and Chief Financial Officer, ceased to serve as Executive Vice President and Chief Financial Officer in February 2005.

				Long Term Compensation

	Annual			Awards				Payouts
	Compensation
				Restricted		Securities		LTIP	All Other
	Fiscal	Salary		Stock		Underlying		Payouts	Compensation
Name and Principal Position	Year	($)(1)	Bonus ($)	Awards ($)		Options (#)		($)(6)	($)(7)

James W. McGinley	2004	224,625	11,440	511,000	(2)	—		—	6,000
President and Chief	2003	223,575	—	83,700	(4)	160,000	(5)	367,392	5,100
Executive Officer	2002	218,400	—	—		69,765		258,362	5,100
David A. Slack	2004	160,230	18,042	127,750	(2)	5,000		18,750	5,641
Executive Vice President,	2003	152,404	—	45,000	(4)	20,395	(5)	77,645	4,491
Finance and Chief	2002	137,550	30,000	—		5,909		55,145	5,100
Financial Officer
Richard C.E. Durrant	2004	181,101	34,796	76,650	(3)	6,000		—	—
Executive Vice President,	2003	156,995	23,661	45,000	(4)	12,289	(5)	—	—
Passive Subsystems
Joe D. Norwood	2004	127,933	—	204,400	(3)	—		—	2,756
Executive Vice President

(1)	Includes a car allowance of $6,000 in 2004, $4,950 in 2003 and $3,900 in 2002 for Mr. McGinley; $6,000 in 2004 and $4,000 in 2003 for Mr. Slack; $3,900 in 2004 and $6,760 in 2003 for Mr. Durrant; and $4,082 in 2004 for Mr. Norwood.

(2)	These shares of restricted stock were awarded at the fair market value at date of grant, pursuant to the Stratos Lightwave, Inc. 2003 Stock Plan, subject to certain conditions that were not satisfied and, therefore, the awards were forfeited in May 2004. The fair market value of the awards at April 30, 2004 was $498,000 for Mr. McGinley and $124,500 for Mr. Slack.

(3)	These shares of restricted stock were awarded at the fair market value at date of grant, pursuant to the Stratos Lightwave, Inc. 2003 Stock Plan. The restricted shares vest over a period of five years from date of grant based upon the annual performance of Stratos. The fair market value of the awards at April 30, 2004 was $74,700 for Mr. Durrant and $199,200 for Mr. Norwood.

(4)	These shares of restricted stock were awarded at the fair market value at date of grant, pursuant to the Stratos Lightwave, Inc. 2000 Stock Plan, as amended and restated. Of the 18,000 shares of restricted stock granted to Mr. McGinley, 15,000 shares vested on September 20, 2004. The restricted stock awards to Messrs. Slack and Durrant vested on September 20, 2004. The fair market value of the awards at April 30, 2004 was $89,640 for Mr. McGinley and $49,800 for each of Messrs. Slack and Durrant.

(5)	These stock options were issued pursuant to an option exchange program.

(6)	All LTIP payments in 2004 and 2003 and a portion of the LTIP payouts in 2002 represent amounts paid pursuant to the Stratos Longevity Contingent Bonus Plan. The Stratos Longevity Contingent Bonus Plan is designed to reward continued service to Stratos. This plan awards officers and key management personnel a matching bonus equal to the amount of the current quarterly bonus. This matching bonus is earned and payable over two years, provided the participant is still employed by Stratos at the time of payment and performance has been satisfactory. If employment is terminated during the two-year period for any reason other than death, disability or retirement, or if employment performance is not satisfactory, the matching bonus is forfeited. A portion of the LTIP payouts in 2002 represents amounts paid pursuant to the Methode Electronics, Inc. Longevity Contingent Bonus Program. Stratos assumed the obligation to make these payments in connection with its separation from Methode Electronics in May 2000.

(7)	Represents amounts contributed by Stratos on behalf of the Named Officer to the Stratos 401(k) Savings Plan.

Option Grants in Fiscal Year 2004

      The following table sets forth information on grants of options to purchase Stratos Common Stock during the 2004 fiscal year to the Named Officers. All such options were granted under the Stratos Lightwave, Inc. 2000 Stock Plan.

Individual Grants in Fiscal
Year 2004

	Number	Percent of
	of	Total			Grant Date
	Securities	Options			Value
	Underlying	Granted to
	Options	Employees In	Exercise or		Grant Date
	Granted	Fiscal Year	Base Price	Expiration	Present
Name	(#)	(1)	($/Sh)(2)	Date	Value ($)(3)

James W. McGinley	—	—	—	—	—
David A. Slack	5,000	3.3%	5.10	6/19/13	21,100
Richard C.E. Durrant	6,000	3.9%	5.10	6/19/13	25,320
Joe D. Norwood	—	—	—	—	—

(1)	Based on 151,954 options granted to all employees.

(2)	The closing price for Stratos Common Stock on the date of grant.

(3)	The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model include the following: an option term of 6.5 years; interest rate of 3.3%, representing the interest rates on U.S. Treasury securities on the date of grant with maturity dates corresponding to the vesting of the options; and volatility of 118.7%. There have been no reductions to reflect the probability of forfeiture due to termination prior to vesting, or to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The ultimate values of the options will depend on the future market price of Stratos Common Stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Stratos Common Stock over the exercise price on the date the option is exercised.

Aggregated Option Exercises in Fiscal Year 2004 and Fiscal Year-End Option Values

      The following table sets forth for each of the Named Officers the shares acquired and the value realized on each exercise of stock options during the fiscal year ended April 30, 2004 and the number and value of securities underlying unexercised options held by the Named Officers at April 30, 2004.

			Number of Securities		Value of Unexercised In-the-
	Shares		Underlying Unexercised		Money Options at
	Acquired on	Value	Options at 4/30/04		4/30/04 ($)(1)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David A. Slack	0	0	142,500	57,500	282,000	94,000
James W. McGinley	0	0	15,296	10,099	35,945	11,983
Richard C.E. Durrant	0	0	9,217	9,072	21,660	7,219
Joe D. Norwood	0	0	0	0	0	0

(1)	Based upon a closing sale price per share of Stratos Common Stock of $4.98 on April 30, 2004.

Long-Term Incentive Plan Awards Table

      The following table shows long-term incentive plan awards made to the Named Officers under the Stratos Longevity Contingent Bonus Plan during the 2004 fiscal year. This plan awards officers and key management personnel a matching bonus equal to the amount of the current quarterly bonus. This matching bonus is earned and payable over two years, provided the participant is still employed by Stratos at the time of payment and performance has been satisfactory. If employment is terminated during the two-year period for any reason other than death, disability or retirement, or if employment performance is not satisfactory, the matching bonus is forfeited.

		Estimated Future Payouts Under
	Performance or	Non-Stock Price-Based Plans
	Other Period
	Until Maturation	Threshold	Target	Maximum
Name	or Payout(1)	($)	($)	($)

James W. McGinley	2 years	11,440	11,440	11,440
David A. Slack	2 years	18,042	18,042	18,042
Richard C.E. Durrant	2 years	34,796	34,796	34,796
Joe D. Norwood	2 years	—	—	—

(1)	Subject to the conditions discussed above, the matching bonus is earned and payable fifty percent (50%) one year after the end of the relevant fiscal quarter and fifty percent (50%) two years after the end of the relevant fiscal quarter.

Employment Contracts, Termination of Employment and Change of Control Arrangements

      2000 Stock Plan, 2002 Stock Plan and 2003 Stock Plan. The Stratos Lightwave, Inc. 2000 Stock Plan, as amended and restated, (the “2000 Stock Plan”), the Stratos Lightwave, Inc. 2002 Stock Plan for Acquired Companies (the “2002 Stock Plan”) and the Stratos Lightwave, Inc. 2003 Stock Plan (the “2003 Stock Plan”) provide that if in the year following a change of control a participant is terminated without cause or resigns for reasons relating to relocation or decreased responsibilities or compensation, all stock options and restricted stock awards would vest. In the event of an extraordinary corporate transaction such as a merger, the committee of the Stratos board of directors administering the 2000 Stock Plan, the 2002 Stock Plan and the 2003 Stock Plan could provide a cash payment or substitute award to be delivered to participants in exchange for their outstanding options and restricted stock awards.

      Under the 2000 Stock Plan, the 2002 Stock Plan and the 2003 Stock Plan, a “change of control” shall be deemed to have occurred if (1) any person (other than any subsidiary or any employee benefit plan of Stratos) is or becomes a beneficial owner, directly or indirectly, of Stratos shares representing 25% (30% under the 2003 Stock Plan) or more of the total voting power of Stratos’ then outstanding stock; (2) a tender offer is made for the Stratos shares; or (3) individuals who were the Stratos board’s nominees for election as directors immediately prior to a meeting of the Stratos stockholders involving a contest for the election of directors shall not constitute a majority of the Stratos board following the election.

      The closing of the merger with Sterling on November 6, 2003 constituted a change of control for purposes of the 2000 Stock Plan and the 2002 Stock Plan.

      Stratos Severance Plan. The Stratos Lightwave, Inc. Severance Plan (the “Stratos Severance Plan”) provides for certain severance benefits to be paid to an eligible employee (generally salaried employees excluding executive officers) if, within 24 months following a change of control (as defined below), the eligible employee’s employment is terminated (1) involuntarily by Stratos other than for cause (as defined in the Stratos Severance Plan), death or disability or (2) voluntarily by the eligible employee for good reason (as defined in the Stratos Severance Plan). Severance benefits under the Stratos Severance Plan vary depending on whether the eligible employee is classified as a Class I Eligible Employee (vice presidents and general managers compensated on a salaried basis), Class II Eligible Employee (managers compensated on a salaried basis), or Class III Eligible Employee (all other salaried employees). Class I Eligible Employees are generally eligible for one year of severance plus certain other benefits, Class II Eligible Employees are generally eligible for six months of severance plus certain other benefits, and Class III Eligible Employees are generally eligible for 60 days of severance plus certain other benefits. The Stratos Severance Plan excludes from its participation James W. McGinley, David A. Slack and Richard C. E. Durrant, the three executives with Management Retention Agreements described below.

      The Severance Plan defines several events any one of which will constitute a “change of control.” One event that constitutes a “change of control” is any merger or consolidation of Stratos unless after the merger or consolidation the holders of Stratos’ voting securities immediately before the merger or consolidation own a specified percentage of the voting securities of the surviving entity or its parent immediately after such merger or consolidation.

      In July 2003, the definition of “change of control” regarding mergers and consolidations was amended to increase from 50% to 60% the amount of voting securities of the surviving entity or its parent that must be retained by the holders of Stratos’ voting stock to avoid the merger or consolidation being a change of control. As a result of this amendment, the closing of the merger with Sterling constituted a change of control for purposes of the Stratos Severance Plan. In addition, the Stratos Severance Plan was amended to clarify that an eligible employee will not be eligible for any severance benefits under the Stratos Severance Plan with respect to a change of control unless he or she was an employee of Stratos immediately prior to such change of control.

      Stratos Management Retention Agreements. In October 2002, Stratos entered into Management Retention Agreements with each of James W. McGinley, David A. Slack, and Richard C. E. Durrant. Each Management Retention Agreement provides certain severance benefits if, within 36 months following a “change of control,” the executive’s employment with Stratos is terminated (1) involuntarily by Stratos other than for cause (as defined in the Management Retention Agreements), death or disability, or (2) voluntarily by the executive for good reason (as defined in the Management Retention Agreements). The Management Retention Agreements generally provided for three years of severance plus certain other benefits, including accelerated vesting on stock awards.

      Similar to the Stratos Severance Plan, each Management Retention Agreement defines several events any one of which will constitute a “change of control.” One event constituting a “change of control” is any merger or consolidation with Stratos unless after the merger or consolidation the holders of Stratos’ voting stock immediately before the merger or consolidation own a specified percentage of the voting securities of the surviving entity or its parent immediately after the consummation of such merger or consolidation. In July 2003, the Management Retention Agreements with Messrs. McGinley, Slack and Durrant were amended to increase from 50% to 60% the amount of voting securities of the surviving entity or its parent that must be retained by the holders of Stratos’ voting stock to avoid a merger or consolidation being a change of control. As a result of this amendment, the merger with Sterling constituted a change of control under such Management Retention Agreements.

      In August 2004, Mr. McGinley’s Management Retention Agreement was amended to provide that Mr. McGinley would also receive severance benefits under the Management Retention Agreement if Mr. McGinley terminated his employment for any reason or no reason after January 1, 2005 (or, if Stratos entered into a definitive agreement for a change of control prior to January 1, 2005, then after the closing or termination of such agreement). The amended Management Retention Agreement also provided that Mr. McGinley would resign as a director if his employment terminated, and provided for mutual releases and non-disparagement agreements. In addition, if Stratos entered into a definitive agreement for a change of control prior to January 1, 2005 and consummated such change of control, then under the amended Management Retention Agreement Mr. McGinley would not compete in certain of Stratos’ businesses for six months following termination of his employment and Mr. McGinley would be entitled to receive certain cash payments based on the price received by Stratos stockholders in the change of control transaction.

      In November 2004, in connection with Mr. McGinley’s resignation as an officer and director of Stratos and its subsidiaries, the Management Retention Agreement was amended again to provide that Mr. McGinley would receive the severance benefits, effective January, 2005, and that Mr. McGinley would also continue to act as a consultant for Stratos during the remainder of 2004 and possibly thereafter. Stratos paid Mr. McGinley an aggregate of approximately $750,000 in severance benefits under his Management Retention Agreement and accrued vacation upon his resignation as an officer and director of Stratos in November 2004.

      In February 2005, in connection with Mr. Slack’s resignation as an officer of Stratos and its subsidiaries, Mr. Slack’s Management Retention Agreement was amended to provide that Mr. Slack would receive the severance benefits upon his resignation and that Mr. Slack would also continue to act as a consultant for Stratos until June, 2005.

      Joe D. Norwood is employed under an Employment, Confidentiality and Noncompete Agreement with Trompeter Electronics, Inc., a subsidiary of Stratos (“Trompeter”), dated November 1997. Mr. Norwood’s annual base salary under the agreement is $190,000 and, in addition, he is eligible for bonus compensation of up to 60% of his base salary based upon goals mutually agreed to by Mr. Norwood and Trompeter. The employment period under the agreement lasts until the earlier of Mr. Norwood’s death or disability, termination for cause or any other reason or voluntary termination. In the event Trompeter terminates the employment period at any time for a reason other than cause, Mr. Norwood will be entitled to certain severance benefits for a period of six months after date of termination.

      Mr. Norwood and Trompeter entered into a Salary Continuation Agreement, dated October 2000, as amended in July 2004, that provides for 24 months of salary continuation if Mr. Norwood’s employment with Trompeter is terminated (or if Mr. Norwood dies) within 24 months following a “change of control.” The Salary Continuation Agreement defines several events, any one of which will constitute a change of control. One event constituting a change of control is a merger, business combination, sale of stock or other transaction in which the holders of more than 50% of Sterling’s voting equity interests immediately prior to the transaction dispose of all or substantially all of their equity interest in Sterling. The merger between Stratos and Sterling constituted a change of control under the agreement. Benefits under the Salary Continuation Agreement are reduced by any other severance benefits Mr. Norwood might receive.

      In addition, Mr. Norwood and Trompeter have entered into a second Salary Continuation Agreement, dated August 2004, that provides for twelve months of salary continuation if Mr. Norwood’s employment with Trompeter is terminated (or if Mr. Norwood dies) within 12 months following a “change of control.” The Salary Continuation Agreement defines several events any one of which will constitute a change of control. One event constituting a change of control is a merger or consolidation of Stratos with any other corporation, other than a merger or consolidation which would result in Stratos’ voting securities outstanding immediately prior to such transaction continuing to represent at least 50% of the total voting power represented by Stratos’ voting securities or such surviving entity or its parent outstanding immediately after such merger or consolidation. Any benefits under this Agreement would be in addition to benefits under the Stratos Severance Plan.

      Employee Stock Purchase Plan. In November 2003, Stratos’ stockholders adopted the Stratos Lightwave, Inc. 2003 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to assist eligible employees of Stratos and its designated subsidiary corporations in acquiring stock ownership in Stratos.

      Under the ESPP, an eligible employee will be granted options to purchase shares of Stratos Common Stock through payroll deductions, at a discount from the then current market price, without payment of commissions or other charges. The proceeds, if any, received by Stratos from the sale of shares of Common Stock pursuant to the ESPP will be used for general corporate purposes. There were no options granted under the ESPP in fiscal year 2004.

      In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the Stratos Common Stock or any other increase or decrease in the number of outstanding shares of Stratos Common Stock implemented without receipt of consideration, the Stratos board shall adjust each of the following under the ESPP: (1) the price and number of shares covered by each outstanding option; (2) the number of shares authorized for issuance; and (3) the number of shares available for annual increases in available shares.

      In the event of the sale of all or substantially all of Stratos’ assets or a merger, consolidation or other capital reorganization of Stratos with or into another corporation, unless refused by the successor corporation, each outstanding option shall be assumed or replaced with a substitute option. If the successor corporation refuses to assume or replace outstanding options, the purchase date for the then current offering period will be accelerated to a date on or before the closing of the transaction. In the event of any such corporate transaction or a recapitalization, rights offering or other increase or reduction in the outstanding shares of Stratos Common Stock, the Stratos board may also adjust the price and number of shares covered by each outstanding option.

Compensation of Directors

      All non-employee directors receive an annual retainer of $18,000, plus an attendance fee of $1,000 for each meeting of the Board of Directors at which they are present. The Chairman of the Board of Directors receives an annual retainer of $60,000. The audit committee Chairman receives an additional annual retainer of $10,000. The Chair of each of the compensation committee and the corporate governance and nominating committee receives an additional annual retainer of $5,000. Members of the audit committee receive an additional annual retainer of $5,000 and members of the compensation and the corporate governance and nominating committees receive an additional annual retainer of $2,500. Committee members receive an additional $1,000 for each committee meeting attended. Stratos also reimburses directors for their reasonable expenses incurred in attending meetings. Non-employee directors are also eligible to receive stock options and restricted stock awards. During fiscal year 2004, Newell Starks received an award of restricted stock for 50,000 shares of Stratos’ Common Stock and all other non-employee directors received a restricted stock award for 12,000 shares. Mr. Starks is also paid an annual salary of $168,000 for his services as Chief Strategy Officer of Stratos. The non-employee directors have not been granted stock options since 2001. Directors who are employees of Stratos do not receive any compensation for their services as directors.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      The Stratos compensation committee during the 2004 fiscal year was composed of Messrs. O’Connell, Harris and Barrett. No interlocking relationships exist between any member of the Stratos Board of Directors or compensation committee and any member of any other company’s board of directors or compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations of the SEC require Stratos executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file initial statements of beneficial ownership

(Form 3) and statements of changes in ownership (Forms 4 and 5) with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to Stratos and written representations that no additional forms were required for those persons, we believe that all of our officers, directors and greater than 10% beneficial owners filed all such required forms with respect to fiscal 2004 transactions, except that (i) each of our directors and named officers filed one late report on Form 4 with respect to one late transaction which consisted of a grant of restricted stock and (ii) the initial Form 3 filed by Newell V. Starks on November 13, 2003 inadvertently omitted to report certain shares with respect to which Mr. Starks has beneficial ownership.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The Stratos compensation program is designed to attract, retain, and reward key executives and employees who contribute to our overall success. This program also seeks to motivate key executives and employees to achieve Stratos’ operating and strategic goals in alignment with the long-term interests of Stratos’ stockholders.

Compensation Components

      The compensation package for key executives and employees consists of a base salary, participation in a bonus program, long-term incentives generally tied to equity participation and participation in benefit plans generally available to other employees. A few senior executives are entitled reasonable car allowances or other similar perquisites.

      During Fiscal 2004, following the merger between Sterling and Stratos, the compensation committee of the Board of Directors undertook an extensive review and restructuring of the total compensation program in conjunction with an outside compensation consultant and members of senior management. During this review, the compensation committee considered the impact of decisions on all employees and paid particular attention to the top 3% of employees as determined by total compensation.

      The compensation committee recognized that substantial differences existed between the pre-merger compensation programs of Sterling and those of Stratos. These differences resulted in significant discrepancies in base compensation, bonus, and stock ownership levels among key executive or employees with similar titles. In addition, there were substantial differences between the performances of different business units as measured by financial operating results.

      In light of the Board of Directors’ objective that Stratos should become cash flow positive as rapidly as possible, the compensation committee determined to revise Stratos’ previous bonus structure. In place of the previous bonus structure, the compensation committee worked with the outside compensation consultant and the Chief Executive Officer to create a new bonus system designed to reward business unit managers who met or achieved operating cash flow goals as defined by Earnings Before Interest Taxes and Depreciation (“EBITDA”). In addition, certain key executives in the former Sterling business units were offered the incentive of early termination of certain restrictions on their existing stock if they met or exceeded cash flow goals.

      The compensation committee anticipates reviewing the bonus program during Fiscal 2005 in order to improve it for Fiscal 2006. The goal of any changes would be to more directly reward key executives and employees whose leadership and personal contributions significantly improve Stratos’ operating results and strengthen its longer term strategic position.

      The compensation committee also reviewed the effectiveness of existing stock incentive programs. The compensation committee decided to make significant revisions in the stock incentive program design, working with the committee’s outside compensation consultant and the Chief Executive Officer. The revised stock ownership program is designed to encourage equity ownership by key Stratos executives and other key employees. Grants of restricted stock are designed to encourage the creation of long-term value for Stratos stockholders and equity ownership by key Stratos executives and other key employees.

      In setting total compensation, the compensation committee considers individual and company performance, as well as market information regarding compensation paid by other companies in the industry in which Stratos operates. Key executive and employee compensation packages are determined based on comparable positions in the industry in which Stratos business units operate, along with individual and company performance.

Fiscal 2004 Decisions

      In general, for fiscal 2004 no base compensation increases were awarded to key executives and employees. An exception was granted to Stratos’ Chief Financial Officer (who was granted a base salary increase of $13,780, to $165,100), and to its General Counsel (who was granted a base salary increase of $23,244, to $150,020), in each case based upon the recommendation of the Chief Executive Officer.

      Based on Stratos’ financial performance for the 2004 fiscal year and individual performance objectives, no bonuses were awarded to the Chief Executive Officer, the Chief Financial Officer, or the Executive Vice Presidents (other than bonuses under the Stratos Longevity Contingent Bonus Plan). Selective bonuses were awarded to certain other individuals based on extraordinary performance.

      During fiscal 2004, at the recommendation of the committee’s outside compensation consultant, the compensation committee elected to award restricted stock grants with 5-year time vesting periods to a broad base of key executives and officers, and the ability to accelerate vesting based upon specific performance criteria. Grants were primarily based upon each key executive’s or key employee’s responsibilities and anticipated future contributions to Stratos. Other market factors were considered as well. A condition of this grant was that the key executive or employee was required to agree to certain modifications of his or her severance arrangements. Certain recipients, including the Chief Executive Officer and Chief Financial Officer, declined to agree to such modifications and as a result such grants were forfeited in May 2004.

      The compensation committee accepted a revised recommendation from the Chief Executive Officer who had consulted with other executives with respect to the amount of restricted stock award granted. The compensation committee recommended the amount of restricted stock awards which would be granted to independent board members, which recommendation was approved by the corporate governance and nomination committee. The compensation committee independently determined the amount of restricted stock award to grant to the management board members.

      The compensation committee reported its analysis and recommendations with respect to compensation decisions to the board of directors, which ratified the compensation committee’s recommendation when the board deemed such action appropriate.

Compensation for Our Chief Executive Officer

      James W. McGinley, who began serving as Stratos’ President and Chief Executive Officer in April 2000, served as Stratos’ President and Chief Executive Officer in fiscal 2004. The compensation committee used the executive compensation practices described above to determine Mr. McGinley’s compensation for the 2004 fiscal year. The compensation committee considered Mr. McGinley’s performance in achieving Stratos’ strategic, operational and business goals. Mr. McGinley’s total compensation also reflects competitive considerations for comparable positions and Stratos Common Stock performance.

      As part of the review process, the compensation committee examined the compensation packages of chief executive officers of other high technology companies. The compensation committee also reviewed Stratos’

financial and business results compared to its competitors and compared to Stratos’ performance in prior periods.

COMPENSATION COMMITTEE

Reginald W. Barrett, Chair
Phillip A. Harris
Edward J. O’Connell

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO OUR

RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT
ALL DIRECTORS WILL BE ELECTED ANNUALLY FOR ONE YEAR TERMS

      On December 15, 2004 your board of directors approved and recommended that stockholders adopt an amendment to Stratos’ Restated Certificate of Incorporation to replace Stratos’ classified board of directors with a non-classified board of directors. The complete text of the proposed amendment is set forth in Exhibit B to this proxy statement.

Current Board Structure and Proposed Declassification

      Our Restated Certificate of Incorporation currently provides that the board of directors is divided into three classes. Each director currently serves a three-year term and directors for one of the three classes are elected each year. If this Proposal 2 is approved by our stockholders, the stockholders will elect our entire board of directors at the annual meeting to which this proxy statement relates, to hold office until the annual meeting of stockholders following the end of our 2005 fiscal year and, thereafter, the entire board of directors will be elected at each annual meeting for a term of one year.

      Our Restated Certificate of Incorporation also currently provides that Stratos’ directors may only be removed for “cause,” as defined under Delaware law, and only by the affirmative vote of the holders of at least 80% of the outstanding shares. However, requiring that “cause” exist before stockholders can remove directors is only permitted under Delaware law for corporations with a classified board of directors. Accordingly, if this Proposal 2 is approved and our board is no longer classified, the provision of our Restated Certificate of Incorporation restricting the ability of our stockholders to remove directors to situations where “cause” exists and requiring the affirmative vote of the holders of at least 80% of the outstanding shares will also be eliminated to comply with Delaware law.

Reasons for the Proposed Declassification of the Board of Directors

      Stratos’ board of directors is submitting Proposal 2 to stockholders as part of its ongoing corporate governance initiatives and in keeping with its goal of ensuring that Stratos’ corporate governance policies maximize management accountability to stockholders. The election of directors is the primary means for stockholders to exercise influence over Stratos and its policies. The Stratos board of directors believes that classified boards are often viewed as having the effect of reducing the accountability and responsiveness of directors to a company’s stockholders.

      Because it imposes a three-year cycle for director turnover, a classified board impedes the ability of stockholders to overhaul a corporation’s board of directors as and when necessary. This type of structure, with its inherent complexity, is, in the opinion of the board of directors, neither necessary nor advisable for the efficient administration of Stratos. Moreover, the existence of a classified board limits the ability of stockholders to exercise influence over a corporation by changing its directors, and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for the implementation of those policies. The Board believes that it is in the best interest of Stratos and its stockholders for stockholders to have the opportunity to evaluate director performance, both individually and collectively, on an annual basis.

      In considering the arguments made above, stockholders should note that approving this Proposal 2 to declassify the board of directors will also have the effect of eliminating the provision of our Restated Certificate of Incorporation that currently provides that stockholders may only remove Stratos’ directors for “cause” and only by the affirmative vote of the holders of at least 80% of all of the outstanding shares. If Proposal 2 is approved by our stockholders, any director or the entire board of directors may be removed, with or without cause, by holders of a majority of the outstanding shares.

Vote Required

      The affirmative vote of a supermajority of 80% of the outstanding shares of Stratos’ Common Stock and Series B Preferred Stock, voting together as a single class, that are entitled to vote and are represented in person or by properly executed proxy at the annual meeting to which this proxy statement relates is required to approve the amendments to our Restated Certificate of Incorporation as described above. Under applicable Delaware law, in determining whether these amendments have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENTS OF STRATOS’ RESTATED CERTIFICATE OF INCORPORATION TO REPLACE STRATOS’ CLASSIFIED BOARD OF DIRECTORS WITH AN UNCLASSIFIED BOARD OF DIRECTORS.

PROPOSAL 3 — APPROVAL OF AMENDMENTS TO OUR

RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT
STOCKHOLDERS WILL BE PERMITTED TO TAKE ACTION BY WRITTEN CONSENT

      On December 15, 2004 your board of directors approved and recommended that stockholders adopt an amendment to Stratos’ Restated Certificate of Incorporation to permit Stratos’ stockholders to take action by written consent in lieu of a meeting. The complete text of the proposed amendment is set forth in Exhibit B to this proxy statement.

Reasons for Permitting Stockholder Action by Written Consent

      Delaware law provides that, unless a corporation’s certificate of incorporation provides otherwise, any action which could be taken at a meeting of stockholders can be taken without a meeting (and without prior notice or a formal vote), if written consent for that action is obtained from the holders of shares having sufficient voting power to approve the action. However, our Restated Certificate of Incorporation currently prohibits stockholder action by written consent. The board of directors believes that it may be beneficial to Stratos for stockholders to have the ability to take action without the delay and expense involved in calling a meeting of stockholders. In addition, the board of directors believes that the power of the stockholders to take action by written consent may result in boards being more responsive to stockholders. Accordingly, the board of directors has determined that it is in the best interest of Stratos and its stockholders if the prohibitions on action by written consent are removed from our Restated Certificate of Incorporation.

      In considering the arguments made above, stockholders should note that persons attempting to solicit the consent of stockholders to any action by written consent will be required to comply with the proxy solicitation requirements of the Exchange Act, and the related regulations of the SEC. In addition, the Exchange Act and related regulations require Stratos to send to each stockholder an information statement describing the action and explaining the reasons why such action will be taken, as well as its consequences, at least twenty (20) calendar days prior to the earliest date on which the action may be taken, and Delaware law further requires that prompt written notice of any action taken by written consent of the stockholders shall be sent to those stockholders that have not given their written consent and who otherwise would have been entitled to vote on the action.

Vote Required

      The affirmative vote of a supermajority of 80% of the outstanding shares of Stratos’ Common Stock and Series B Preferred Stock, voting together as a single class, that are entitled to vote and are represented in person or by properly executed proxy at the annual meeting to which this proxy statement relates is required to approve the amendments to our Restated Certificate of Incorporation as described above. Under applicable Delaware law, in determining whether these amendments have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT OF STRATOS’ RESTATED CERTIFICATE OF INCORPORATION TO PERMIT STRATOS’ STOCKHOLDERS TO TAKE ACTION BY WRITTEN CONSENT IN LIEU OF A MEETING.

PROPOSAL 4 — APPROVAL OF AMENDMENTS TO OUR

RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT STOCKHOLDERS
WILL BE PERMITTED TO CALL A SPECIAL MEETING OF STOCKHOLDERS

      On December 15, 2004 your board of directors approved and recommended that stockholders adopt an amendment to Stratos’ Restated Certificate of Incorporation to permit Stratos’ stockholders to call a special meeting of stockholders. The complete text of the proposed amendment is set forth in Exhibit B to this proxy statement.

Reasons for Permitting Stockholders to Call a Special Meeting of Stockholders

      Delaware law provides that a special meeting of stockholders may be called by the board of directors or by such person or persons as may be authorized by a corporation’s certificate of incorporation or bylaws. Stratos’ Restated Certificate of Incorporation currently provides that a special meeting of stockholders may be called only by the chairman of the board of directors or the president or by a majority of the board of directors. The board of directors believes that it is beneficial to Stratos and its stockholders for a majority of stockholders to have the ability to call a special meeting of stockholders. In terms of day-to-day governance, stockholders may lose an important right (e.g., the ability to remove directors or initiate a stockholder resolution without having to wait for the next scheduled meeting) if they are unable to compel a special meeting. The inability to compel a special meeting and the resulting insulation of management constrains the ability of stockholders to act independently and hold the board of directors and management accountable. Accordingly, the board of directors has determined that it is in the best interests of Stratos and its stockholders if our Restated Certificate of Incorporation is amended to permit a majority of the stockholders to call a special meeting.

Vote Required

      The affirmative vote of a supermajority of 80% of the outstanding shares of Stratos’ Common Stock and Series B Preferred Stock, voting together as a single class, that are entitled to vote and are represented in person or by properly executed proxy at the annual meeting to which this proxy statement relates is required to approve the amendments to our Restated Certificate of Incorporation as described above. Under applicable Delaware law, in determining whether these amendments have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT OF STRATOS’ RESTATED CERTIFICATE OF INCORPORATION TO PERMIT STRATOS’ STOCKHOLDERS TO CALL A SPECIAL MEETING OF STOCKHOLDERS.

PROPOSAL 5 — APPROVAL OF AMENDMENTS TO OUR

RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT
THE PERCENTAGE OF STOCKHOLDERS REQUIRED TO AMEND CERTAIN
PROVISIONS OF STRATOS’ RESTATED CERTIFICATE OF INCORPORATION
AND STRATOS’ BYLAWS WILL BE REDUCED FROM 80% TO A MAJORITY

      On December 15, 2004 your board of directors approved and recommended that stockholders adopt an amendment to Stratos’ Restated Certificate of Incorporation to reduce the percentage approval of stockholders required to amend certain provisions of Stratos’ Restated Certificate of Incorporation and Stratos’ Bylaws from 80% to a majority. The complete text of the proposed amendment to our Restated Certificate of Incorporation is set forth in Exhibit B to this proxy statement.

      Delaware law provides that an amendment to a corporation’s certificate of incorporation submitted for stockholder approval must be approved by the affirmative vote of the holders of a majority of the outstanding shares, subject to class voting in certain instances and subject to any higher voting thresholds as may be set forth in the certificate of incorporation. Stratos’ Restated Certificate of Incorporation currently provides that, in addition to any vote of the holders of any class or series of stock required by law, the affirmative vote of the holders of at least 80% of the outstanding shares shall be required to amend or repeal the following provisions of our Restated Certificate of Incorporation:

•	Section C of Article V, relating to the ability of stockholders to take action by written consent;

•	Section D of Article V, relating to the ability of certain persons to call special meetings of stockholders;

•	Article VI, relating to the election and removal of directors, filling vacancies on the board of directors and advance notice requirements for stockholder nominations for the election of directors and business to be brought by stockholders before any meeting of stockholders;

•	Article VII, relating to the ability of the board of directors and the stockholders to amend the bylaws;

•	Article VIII, relating to the liability of directors to Stratos for breach of fiduciary duty as a director;

•	Article IX, relating to the ability of the board of directors to cause the corporation to issue rights and options respecting Stratos’ stock; and

•	Article X, which sets forth the supermajority voting requirements for amendments to the certificate of incorporation that we are proposing to eliminate in this Proposal 5.

      We refer to the sections of the Restated Certificate of Incorporation listed above that currently may be amended only by the affirmative vote of the holders of at least 80% of the outstanding shares as the “Supermajority Vote Provisions.”

      Delaware law also provides that, after a corporation has issued shares of its stock, the stockholders shall have the power to amend the bylaws, and the board of directors shall also have the power to amend the bylaws if the board of directors is so authorized in the corporation’s certificate of incorporation. Article VII of our Restated Certificate of Incorporation currently provides that the board of directors has the power to amend the bylaws, and that the stockholders also have power to amend the bylaws, but only with the affirmative vote of the holders of at least 80% of the outstanding shares.

      If Proposal 5 is adopted by our stockholders, the holders of a majority of the outstanding shares will have the power to amend the Supermajority Vote Provisions, and to amend our bylaws.

Reasons for Reducing the Required Percentage of Stockholder Approval to Amend Certain Provisions of our Restated Certificate of Incorporation and Bylaws from 80% to a Majority

      We are proposing to eliminate the provisions requiring an affirmative vote of holders of 80% of the outstanding shares (as opposed to a majority of the outstanding shares) to approve the Supermajority Vote Provisions and our bylaws because it is difficult, overly burdensome and expensive to obtain an 80% vote from stockholders for amendments to the Supermajority Vote Provisions or our bylaws. Many of our outstanding shares are held in the name of brokers or other custodians (commonly known as “street name”) instead of being held in the name of the beneficial owners of the shares. These beneficial owners authorize their custodians to vote their shares on their behalf on routine matters, such as the election of directors. The custodians solicit specific instructions from the beneficial holders when non-routine matters are submitted for stockholder approval. Frequently, many beneficial holders do not provide instructions to their custodians as to non-routine matters, such as amendments to Stratos’ certificate of incorporation. As a result, the custodians participate in stockholder votes by voting as to routine matters, thereby causing the underlying shares held by the beneficial owners they represent to be counted towards obtaining a quorum, but abstain from voting as to non-routine matters.

      The effect of the current 80% stockholder approval requirement in our Restated Certificate of Incorporation is that a proposal supported by a majority of stockholders, perhaps even a substantial majority of stockholders, may not be passed because a minority of stockholders either do not vote or vote against the proposal. The 80% vote requirement in our Restated Certificate of Incorporation exceeds the requirements of Delaware law. We believe that our certificate of incorporation should afford a better opportunity to obtain stockholder approval on matters submitted to the stockholders for approval than it currently does, and that the “majority of shares outstanding” approach under Delaware law is preferable to the “80% of total shares outstanding” under the current provisions of our Restated Certificate of Incorporation. Due to the time and expense involved in soliciting 80% stockholder approval, either the board of directors or stockholders may be unable to obtain stockholder approval needed to take action that a majority of stockholders believe is in the best interests of the stockholders and of Stratos. Therefore, we are proposing to amend our Restated Certificate of Incorporation to provide, as does Delaware law, that a majority of the shares outstanding will be required to approve proposals to amend the Supermajority Provisions and the bylaws submitted to the stockholders for approval.

Vote Required

      The affirmative vote of a supermajority of 80% of the outstanding shares of Stratos’ Common Stock and Series B Preferred Stock, voting together as a single class, that are entitled to vote and are represented in person or by properly executed proxy at the annual meeting to which this proxy statement relates is required to approve the amendments to our Restated Certificate of Incorporation as described above. Under applicable Delaware law, in determining whether these amendments have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT OF STRATOS’ RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT THE PERCENTAGE OF STOCKHOLDERS REQUIRED TO AMEND CERTAIN PROVISIONS OF STRATOS’ RESTATED CERTIFICATE OF INCORPORATION AND STRATOS’ BYLAWS WILL BE REDUCED FROM 80% TO A MAJORITY.

PROPOSAL 6 — APPROVAL OF AMENDMENTS TO OUR

RESTATED CERTIFICATE OF INCORPORATION TO
REMOVE CERTAIN OBSOLETE PROVISIONS

      On December 15, 2004 your board of directors approved and recommended that stockholders adopt an amendment to Stratos’ Restated Certificate of Incorporation to remove certain obsolete provisions. These provisions have no current relevance and may be confusing to investors. The complete text of the proposed amendment to our Restated Certificate of Incorporation is set forth in Exhibit B to this proxy statement.

Reasons for Eliminating Obsolete Provisions in our Restated Certificate of Incorporation

      The initial clause to Section A of Article III and Sections B, C, D and E of Article III of our Restated Certificate of Incorporation govern certain competing activities and corporate opportunities between Stratos and its former parent, Methode Electronics, Inc. (“Methode”). Section D(iv) of Article III of our Restated

Certificate of Incorporation provides that each of these provisions shall no longer be in effect or operative, and can be eliminated from our Restated Certificate of Incorporation, at such time as Methode ceases to beneficially own Common Stock representing at least 20% of the total voting power of all classes of our capital stock and no person who is a director or officer of Stratos is also a director or officer of Methode. Methode distributed all of the shares of Stratos’ Common Stock then held by it to Methode’s stockholders on April 28, 2001, and no person who is a director or officer of Stratos is also a director or officer of Methode. Therefore, the provisions in the initial clause of Section A of Article III and Sections B, C, D and E of Article III of our Restated Certificate of Incorporation are no longer in effect and are obsolete.

      Section A of Article IV includes provisions providing for our reverse stock split effective in 2002. Under Delaware law, provisions included in a certificate of incorporation to effect a stock split or reverse stock split may be removed from the certificate of incorporation after the stock split or reverse stock split has been effected, without any affect on the validity of the stock split or reverse stock split. Therefore, the provisions in Section A of Article IV providing for our reserve stock split are no longer required and are obsolete.

      The board of directors believes that it is beneficial to amend our Restated Certificate of Incorporation to delete the obsolete provisions listed above, because it will improve the ability of our board of directors, managers, stockholders and others to read and understand our Restated Certificate of Incorporation without confusion. For instance, the provisions in Article III of our Restated Certificate of Incorporation relating to Methode could be confusing to an investor reviewing our public filings to decide whether to invest in our securities, because it might lead them to believe that the provisions regarding competition and corporate opportunities between Methode and Stratos are still in effect, when in fact they have terminated pursuant to Section D(iv) of Article III of our Restated Certificate of Incorporation. Accordingly, the board of directors believes it to be in the best interest of Stratos and its stockholders to delete the obsolete provisions discussed above from our Restated Certificate of Incorporation.

Vote Required

      The affirmative vote of a majority of the outstanding shares of Stratos’ Common Stock and Series B Preferred Stock, voting together as a single class, that are entitled to vote and are represented in person or by properly executed proxy at the annual meeting to which this proxy statement relates is required to approve the amendments to our Restated Certificate of Incorporation as described above. Under applicable Delaware law, in determining whether these amendments have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT OF STRATOS’ RESTATED CERTIFICATE OF INCORPORATION TO DELETE CERTAIN OBSOLETE PROVISIONS OF STRATOS’ RESTATED CERTIFICATE OF INCORPORATION.

MANNER OF EFFECTING THE AMENDMENTS

      If any of Proposals 2 through 6 in this Proxy Statement are duly approved by our stockholders, we intend to effect the amendments so approved by our filing of a restated certificate of incorporation with the Secretary of the State of Delaware. The board of directors will also make certain conforming amendments to our bylaws.

NO RIGHTS OF APPRAISAL

      Under the Laws of Delaware, our dissenting stockholders are not entitled to appraisal rights with respect to the amendments proposed in Proposals 2 through 6, and we will not independently provide our stockholders with any right of appraisal.

STOCK OWNERSHIP

Security Ownership of Five Percent Beneficial Owners

      The following table sets forth all persons known to be the beneficial owner of more than five percent of either or both of our Common Stock and Series B Preferred Stock as of February 7, 2005. Information regarding ownership of Series B Preferred Stock is based on the issuance of shares of Series B Preferred Stock in connection with the acquisition of Sterling Holding Company in November 2003.

	Number of		Number of Shares
	Shares of	Percent of	of Series B	Percent of
Name and Address of Beneficial Owner	Common Stock	Class	Preferred Stock	Class

Citicorp Venture Capital Ltd.(1)	3,674,849	25.9%	30,210	60.4%
399 Park Avenue,
New York, New York 10043
William N. Stout(2)	1,116,485	7.9%	9,462	18.9%
8084 McKenzie Ct.
Las Vegas, Nevada 89129
State of Wisconsin Investment Board(3)	1,059,999	7.5%	—	—
P.O. Box 7842
Madison, Wisconsin 53707
Amaranth L.L.C.(4)	728,556	5.1%	—	—
One American Lane
Greenwich, Connecticut 06831

(1)	Based on a Statement on Schedule 13D filed with the SEC on November 17, 2003. According to the filing, Citibank, N.A., Citicorp, Citigroup Holdings Company and Citigroup Inc., by virtue of their direct and indirect ownership of the stock of Citicorp Venture Capital Ltd., may be deemed to share beneficial ownership of such shares.

(2)	Based on information obtained from Mr. Stout. The William N. and Carol A. Stout Trust dated 11/24/98 directly owns 1,138,640 shares of Common Stock and each of William N. and Carol A. Stout, as trustees and beneficiaries of the trust, may be deemed to share indirect beneficial ownership of such shares. In addition to the shares owned by the Trust, William N. Stout directly owns 12,421 shares of Common Stock.

(3)	Based on Amendment No. 2 to a Statement on Schedule 13G filed with the SEC on February 11, 2004.

(4)	Based on a Statement on Schedule 13G filed with the SEC on July 8, 2003. According to the filing, Nicholas M. Maounis, by virtue of his control of Amaranth, may be deemed to hold indirect beneficial ownership of such shares.

Ownership of Our Common Stock and Series B Preferred Stock by Our Directors and Executive Officers

      The following table sets forth the number of shares of our Common Stock and Series B Preferred Stock beneficially owned as of February 7, 2005, by each of our directors and executive officers, and by all directors and executive officers as a group. Except as otherwise noted, the individual director or executive officer or their family members had sole voting and investment power with respect to such securities.

	Number of		Number of Shares
	Shares of	Percent of	of Series B	Percent of
Name of Beneficial Owner	Common Stock	Class	Preferred Stock	Class

Barrett, Reginald W.(1)	77,826	*	442	*
Comfort, William T. III(2)	12,000	*	—	—
Durrant, Richard C.E.(3)	41,789	*	—	—
Harris, Phillip A.(4)	132,702	1.0%	170	*
Howe, David Y.(5)	69,110	*	469	*

	Number of		Number of Shares
	Shares of	Percent of	of Series B	Percent of
Name of Beneficial Owner	Common Stock	Class	Preferred Stock	Class

Nelsen, Charles Daniel(6)	15,385	*	—	—
Norwood, Joe(7)	173,236	1.2%	1,021	2.0%
O’Connell Edward J.(8)	15,080	*	—	—
Barry Hollingsworth(9)	7,250	*	—	—
Starks, Newell V.(10)	189,922	1.3%	1,150	2.3%
All Directors and Executive Officers as a Group (10 individuals)(11)	766,116	5.4%	3,252	6.5%

*	Percentage represents less than 1% of the total shares of Stratos Common Stock or Series B Preferred Stock outstanding, as applicable, as of February 7, 2005.

(1)	Includes 24,000 shares of restricted Common Stock.

(2)	Represents 12,000 shares of restricted Common Stock.

(3)	Includes 16,789 shares of Common Stock subject to options exercisable within sixty days of February 7, 2005, and 25,000 shares of restricted Common Stock.

(4)	Includes 112,000 shares of restricted Common Stock.

(5)	Includes 12,000 shares of restricted Common Stock.

(6)	Includes 385 shares of Common Stock held in an individual retirement account, 3,000 shares of Common Stock subject to options exercisable within sixty days of February 7, 2005, and 12,000 shares of restricted Common Stock.

(7)	Includes 40,000 shares of restricted Common Stock and 125,236 shares of Common Stock as beneficiary of Norwood Family Trust dated November 10, 2003.

(8)	Includes 50 shares of Common Stock held jointly with his wife, 30 shares of Common Stock held in an individual retirement account, 3,000 shares of Common Stock subject to options exercisable within sixty days of February 7, 2005, and 12,000 shares of restricted Common Stock.

(9)	Includes 1,000 shares of Common Stock subject to options exercisable within sixty days of February 7, 2005, and 6,250 shares of restricted Common Stock.

(10)	Includes 50,000 shares of restricted Common Stock, 12,421 shares of Common Stock and 102 shares of Series B Preferred Stock held as sole member of Kennan Road LLC and 106,799 shares of Common Stock and 878 shares of Series B Preferred Stock held as sole member of Kennan Road II LLC.

(11)	Includes 23,789 shares of Common Stock subject to options exercisable within sixty days of February 7, 2005, 415 shares of Common Stock held in retirement plans, 125,236 shares of Common Stock and 442 shares of Series B Preferred Stock held in trust, 50 shares of Common Stock held jointly and 305,250 shares of restricted Common Stock.

COMPARISON OF STOCKHOLDER RETURN

      The graph below sets forth Stratos’ cumulative total stockholder returns as compared with the Nasdaq Stock Market (U.S. companies), Nasdaq Electronic Components Stocks (SIC Codes 3670-3679), a peer group used by Stratos for the performance graph for Stratos’ last proxy statement (the “Old Peer Group”) and a new peer group selected in good faith by Stratos (the “New Peer Group”). Stratos chose to replace the Old Peer Group with the New Peer Group because Stratos feels that the New Peer Group more closely reflects its competitors in its business of manufacturing optical subsystems and components and RF connectors. In addition to Stratos, the New Peer Group includes the following companies: ADC Telecommunications, Alliance Fiber Optic Products, Inc., Amphenol Corp., Avanex Corporation, Bookham Technology, plc., Finisar Corporation, Molex, Inc., Oplink Communications, Inc., and Optical Communication Products, Inc.

      In addition to Stratos, the Old Peer Group includes the following companies: Alliance Fiber Optic Products, Inc., Avanex Corporation, Bookham Technology, plc., Finisar Corporation, New Focus, Inc., Oplink Communications, Inc., and Optical Communication Products, Inc.

      The graph covers the period from June 27, 2000, the date our Common Stock started trading, through April 30, 2004, and assumes $100 was invested on June  27, 2000 and any dividends were reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

PERFORMANCE GRAPH FOR STRATOS INTERNATIONAL

STOCKHOLDER PROPOSALS

      We anticipate holding our next annual meeting of stockholders (following the end of our 2005 fiscal year) more than 30 days prior to the anniversary date of this annual meeting. As a result, stockholder proposals intended for inclusion in our proxy materials relating to our next annual meeting of stockholders must be received at our executive offices a reasonable time before we begin to solicit proxies with respect to that annual meeting.

      Our bylaws establish advance notice procedures with respect to stockholder nominations for the election of directors and stockholder proposals to be brought at any stockholder meeting. These provisions state that stockholders desiring to nominate persons for election to our board of directors or to bring any other business before the stockholders at an annual meeting must give timely written notice to our Corporate Secretary in accordance with the procedural requirements set forth in Article I of the bylaws. To be timely, a stockholder’s notice must be delivered not less than 45 or more than 75 days prior to the first anniversary of the date of our proxy statement for the preceding year’s annual stockholders’ meeting; provided, however, that if the date of the annual meeting is more than 30 days prior to or after the anniversary of the preceding year’s annual meeting, notice must be received not later than the close of business on the later of (i) 90 days prior to the annual meeting, or (ii) the 10th day following the day on which public announcement of the date of the meeting is first made.

      All notices should be directed to Stratos International, Inc., 7444 West Wilson Avenue, Chicago, Illinois 60706, Attention: Corporate Secretary.

INDEPENDENT AUDITORS

      Our Audit Committee has selected Ernst & Young LLP as our independent auditors for our 2005 fiscal year. The following table presents fees for professional services rendered by Ernst & Young, LLP in fiscal 2004 and fiscal 2003.

	2004	2003

Audit Fees	$512,308	$228,000
Audit-Related Fees	96,871	163,834
Tax Fees	18,693	2,700
All Other Fees	—	—

	$627,872	$395,434

      “Audit Fees” are fees Stratos paid to Ernst & Young for professional services relating to the annual audit of Stratos’ consolidated financial statements included in Stratos’ annual report on Form 10-K, review of the financial statements included in Stratos’ quarterly reports on Form 10-Q and the filing of registration statements with the SEC. “Audit-Related Fees” consist of fees paid to Ernst & Young for services associated with the audit of our Stratos Lightwave, Inc. 401(k) Savings Plan and due diligence assistance related to business acquisitions. “Tax Fees” relate primarily to fees paid to Ernst & Young in connection with consultations on various tax planning and compliance matters. “All Other Fees” are fees for any products and services provided by Ernst & Young that are not included in the first three categories.

      All audit-related services, tax services and other services are pre-approved by the audit committee prior to performance. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular defined task or scope of work and is subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

      Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

COPY OF FORM 10-K

      If you would like a copy of our Annual Report on Form 10-K, please submit a written request to Stratos International, Inc., 7444 West Wilson Avenue, Chicago, Illinois 60706, Attention: Corporate Secretary. A copy of our Annual Report on Form 10-K is also available on our website at www.stratoslightwave.com.

OTHER MATTERS

      Following our annual meeting, there will be an opportunity for stockholders to ask questions to our Board members and executive officers. Our Board of Directors knows of no matters other than the election of directors and the amendments to our Restated Certificate of Incorporation that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors

PHILLIP A. HARRIS
President and Chief Executive Officer

Chicago, Illinois

February 7, 2005

EXHIBIT A

STRATOS INTERNATIONAL

AUDIT COMMITTEE
CHARTER

PURPOSE

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Stratos International, Inc. (the “Company”) is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements.

      The Board recognizes that while the Committee has been given certain duties and responsibilities pursuant to this Charter, the Committee is not responsible for guaranteeing the accuracy of the Company’s financial statements or the quality of the Company’s accounting practices. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the Company’s external auditor (the “Independent Auditor”). To the extent that procedures included in this Charter go beyond what is required of an Audit Committee by existing law and regulation, such procedures are meant to serve as guidelines rather than inflexible rules and the Audit Committee may adopt such different or additional procedures as it deems necessary from time to time.

COMMITTEE MEMBERSHIP

      The Committee shall be comprised of three or more directors, each of whom (i) meets the independence requirements of the Nasdaq Stock Market (the “Nasdaq”), and (ii) otherwise satisfies the applicable requirements for audit committee service imposed by the Securities Exchange Act of 1934, as amended (together with the rules promulgated thereunder, the “Act”) or the Nasdaq, provided that the Board may elect to take advantage of any exception from such requirements provided in the Nasdaq rules. Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the Board.

      Committee members shall be appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee and shall serve for such terms as the Board may determine, or until their earlier resignation, death or removal by the Board. The Board shall designate one member of the Committee to serve as its chairperson. If a Committee chairperson is not designated, the members of the Committee may designate a chairperson by majority vote of the Committee membership.

MEETINGS

      The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (i) any provision of this Charter, (ii) any provision of the Certificate of Incorporation or Bylaws of the Company, or (iii) the laws of the state of Delaware.

      The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities, but in any case, not less than four times a year. The Committee will meet at such times as determined by its chairperson or as requested by any two of its members. When necessary, the Committee shall meet in executive session outside of the presence of any officer of the Company. Notice of all meetings shall be given, and waiver thereof determined, pursuant to the provisions contained in the Company’s Bylaws. The chairperson will preside, when present, at all meetings of the Committee.

      Each member of the Committee shall have one vote. One-half of the members, but not less than two, shall constitute a quorum. The Committee shall be authorized to take any permitted action only by the affirmative vote of a majority of the Committee members present at any meeting at which a quorum is present, or by the unanimous written consent of all of the Committee members.

      The Committee shall maintain copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee. A copy of the minutes of each meeting and all consents shall be placed in the Company’s minute book.

AUTHORITY

      The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain any outside legal counsel or other experts, advisor or consultants, as it deems appropriate. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any persons retained by the Committee. Each member of the Committee, in the performance of such member’s duties, will be entitled to rely in good faith upon the information, opinions, reports or statements presented to the Committee by any of the Company’s officers or employees or by any other person as to matters such member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

      The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of its powers and responsibilities, the Committee shall have and may exercise all the powers and authority of the Board that the Board has delegated to it.

      From time to time, at its sole discretion, the Committee may delegate specific duties or powers to subcommittees, or management to the extent permitted by law.

DUTIES AND RESPONSIBILITIES

      The principal duties and responsibilities of the Committee are to:

1. Periodically review the adequacy of this Charter.

2. Review and discuss the annual audited financial statements and quarterly financial statements with management and the Independent Auditor. The Committee shall make a recommendation to the Board as to whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

3. Review reports to management prepared by the Independent Auditor or Internal Audit and any responses to the same by management.

4. Be responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditor. The Committee shall also be responsible for the resolution of disagreements between management and the Independent Auditor regarding financial reporting. The Independent Auditor shall report directly to the Committee.

5. Be responsible for the pre-approval of all audit services and permissible non-audit services to be provided to the Company by the Independent Auditor, subject to any exceptions provided in the Act. The Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any such decision of such member or members must be presented to the full Committee at its next scheduled meeting.

6. Obtain and review annually, prior to the completion of the Independent Auditor’s annual audit of the Company’s year-end financial statements (the “Annual Audit”), a report from the Independent Auditor, describing (a) all critical accounting policies and practices to be used in the Annual Audit, (b) all alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications

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of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor, and (c) other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences. Discuss with the Independent Auditor any material issues raised in such report.

7. Review and discuss with the Independent Auditor all significant relationships that the auditor and its affiliates have with the Company and its affiliates in order to determine the Independent Auditor’s independence. The Committee shall: (a) request, receive and review, on a periodic basis, a formal written statement from the Independent Auditor delineating all relationships between the Company and the Independent Auditor that may reasonably be thought to bear on the independence of the Independent Auditor with respect to the Company, including the matters set forth in Independence Standards Board Standard No. 1; (b) discuss with the Independent Auditor any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor; and (c) take appropriate action to oversee the independence of the Independent Auditor.

8. Review and evaluate the lead audit partner of the Independent Auditor and assure the regular rotation of the lead audit partner, the concurring partner and other audit partners engaged in the Annual Audit, to the extent required by law.

9. Review the Company’s financial reporting processes and internal controls, based on consultation with the Independent Auditor and Internal Audit.

10. Discuss with the Independent Auditor the Independent Auditor’s judgment about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting.

11. Discuss with the Independent Auditor the Independent Auditor’s judgment about the competence, performance and cooperation of the Company’s internal audit department (“Internal Audit”) and management.

12. Discuss with the Vice President — Internal Audit and management their views as to the competence, performance and independence of the Independent Auditor.

13. Review with the Independent Auditor any audit problems or difficulties and management’s response.

14. Review with the Independent Auditor, Internal Audit and management the extent to which any previously-approved changes or improvements in financial or accounting practices and internal controls have been implemented.

15. Be responsible for the review of all related-party transactions, as such term is defined by the rules of the Nasdaq and the Securities and Exchange Commission. No related-party transaction may be entered into unless and until it has been approved by the Committee.

16. Prepare the report of the Committee required to be included in the Company’s annual proxy statement.

17. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18. Report regularly to the Board, both with respect to the activities of the Committee generally and with respect to any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Independent Auditor or the performance of Internal Audit.

19. Perform such other duties and responsibilities, consistent with this Charter and governing law, delegated to the Committee by the Board.

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LIMITATION OF COMMITTEE’S ROLE

      Management of the Company is responsible for the day-to-day operation of the Company’s business. As a result, the Company’s officers and employees and other persons who may be engaged by the Committee may have more time, knowledge and detailed information about the Company than do the Committee members. The Committee will review information, opinions, reports or statements presented to the Committee by the Company’s officers or employees or other persons as to matters the Committee members reasonably believe are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. While the Committee has the responsibilities and powers set forth in this charter, each member of the Committee, in the performance of his or her duties, will be entitled to rely in good faith upon reports presented to the Committee by these experts. The Committee does not provide any special assurances with regard to matters that are the traditional responsibility of management.

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EXHIBIT B

TEXT OF PROPOSED AMENDMENTS

TO
RESTATED CERTIFICATE OF INCORPORATION
OF
STRATOS INTERNATIONAL, INC.

Proposal 2 — Approval of Amendments to Stratos’ Restated Certificate of Incorporation to Provide that All Directors Will be Elected Annually for One Year Terms

Proposed text of Article VI(A) and (D):

“ARTICLE VI

      A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be elected annually.”

      Section (D) will be repealed.

Current text of Article VI(A) and (D):

“ARTICLE VI

      A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class (Class I) to expire at the Corporation’s first annual meeting of stockholders, the term of office of the second class (Class II) to expire at the Corporation’s second annual meeting of stockholders and the term of office of the third class (Class III) to expire at the Corporation’s third annual meeting of stockholders. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

      D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) prior to the Trigger Date, any directors, or the entire board of directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and (ii) on and after the Trigger Date, any directors, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

Proposal 3 — Approval of Amendments to Stratos’ Restated Certificate of Incorporation to Provide that Stockholders Will be Permitted to Take Action by Written Consent

Proposed text of Article V(C):

      “C. Unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.”

Current text of Article V(C):

      “C. Effective at such time as Methode Electronics, Inc., a Delaware corporation, ceases to be the beneficial owner of an aggregate of at least a majority of the then outstanding shares of Common Stock (the “Trigger Date”), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to the Trigger Date, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.”

Proposal 4 — Approval of Amendments to Stratos’ Restated Certificate of Incorporation to Provide that Stockholders Will be Permitted to Call a Special Meeting of Stockholders

Proposed text of Article V(D):

      “D. Special meetings of stockholders of the Corporation may be called only by a majority of the stockholders of the Corporation or the Chairman of the Board or the President or by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.”

Current text of Article V(D):

      “D. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.”

Proposal 5 — Approval of Amendments to Stratos’ Restated Certificate of Incorporation to Provide that the Percentage of Stockholders Required to Amend Certain Provisions of Stratos’ Restated Certificate of Incorporation and Stratos’ Bylaws Will be Reduced From 80% to a Majority

Proposed text of Article X to permit majority stockholder approval of amendments to certain provisions of Stratos’ Restated Certificate of Incorporation:

“ARTICLE X

      The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.”

Current text of Article X:

“ARTICLE X

      The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be

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required to amend or repeal this Article X, Sections C or D of Article V, Article VI, Article VII, Article VIII or Article IX.”

Proposed text of Article VII to permit majority stockholder approval of amendments to Stratos’ bylaws:

“ARTICLE VII

      The board of directors is expressly empowered to adopt, amend or repeal by-laws of the Corporation. Any adoption, amendment or repeal of the by-laws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation with the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

Current text of Article VII:

“ARTICLE VII

      The board of directors is expressly empowered to adopt, amend or repeal by-laws of the Corporation. Any adoption, amendment or repeal of the by-laws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the by-laws of the Corporation.”

Proposal 6 — Approval of Amendments to Stratos’ Restated Certificate of Incorporation to Remove Certain Obsolete Provisions

Proposed text of Article III to delete obsolete references to Methode Electronics, Inc.:

“ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).”

Current text of Article III:

“ARTICLE III

      A. Purpose. Subject to the provisions of Section D of this Article III, the purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

      B. Definitions. For purposes of this Article III only, the following terms shall have the following meanings:

      “Affiliate” of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

      “Control” for this purpose shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      “Corporate Opportunity” shall mean an investment or business opportunity or prospective economic advantage in which the Corporation could, but for the provisions of this Article III, have an interest or expectancy.

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      “Corporation” shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

      “Parent” shall mean Methode Electronics, Inc., a Delaware corporation, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, as defined above) in which Parent beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

      “Person” shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

      C. Competing Activities. Except as otherwise expressly provided in a written agreement between Parent and the Corporation:

(i) Parent and its officers, directors, agents, stockholders and Affiliates may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Corporation’s business;

(ii) neither the Corporation, nor any other stockholder of the Corporation shall have any right in or to such business activities or ventures or to receive or share in any income or proceeds derived therefrom; and

(iii) to the extent required by applicable law in order to effectuate the purpose of this provision, the Corporation shall have no interest or expectancy, and specifically renounces any interest or expectancy, in any such business activities or ventures.

      D. Corporate Opportunities.

(i) If Parent (or, except as set forth below, any of its officers, directors, agents, stockholders or Affiliates) acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Corporation shall have no interest in such Corporate Opportunity and no expectancy that such Corporate Opportunity be offered to it, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation, such Person, (a) shall have no duty to communicate or present such Corporate Opportunity to the Corporation, shall have the right to hold any such Corporate Opportunity for its (and its officers’, directors’, agents’, stockholders’ or Affiliates’) own account or to recommend, sell, assign or transfer such Corporate Opportunity to Persons other than the Corporation, and (b) shall not breach any fiduciary duty as a stockholder of the Corporation or otherwise by reason of the fact that such Person pursues or acquires such Corporate Opportunity for itself, directs, sells, assigns or transfers such Corporate Opportunity to another Person, or does not communicate information regarding such Corporate Opportunity to the Corporation.

(ii) Notwithstanding the provisions of Section D(i) of this Article III, the Corporation does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to any person (a) who is an officer of the Corporation and who is also a director but not an officer or employee of Parent; (b) who is a director but not an officer of the Corporation and who is also a director, officer or employee of Parent, if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation; or (c) who is an officer or employee of Parent and an officer of the Corporation if such opportunity is expressly offered to such person in his or her capacity as an officer or employee of the Corporation.

(iii) For purposes of this Article III only, a director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the Bylaws of the Corporation), unless such person is a full-time employee of the Corporation.

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(iv) Anything in this Restated Certificate of Incorporation to the contrary notwithstanding, (a) the initial clause of Section A, and Sections B, C, D and E, of this Article III shall no longer be in effect or operative, and can be eliminated from this Restated Certificate of Incorporation, at such time as Parent ceases to beneficially own Common Stock representing at least 20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors and no person who is a director or officer of the Corporation is also a director or officer of Parent; and (b) in addition to any vote of the stockholders required by law, until such time as Parent ceases to beneficially own Common Stock representing at least 20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors, the affirmative vote of the holders of more than 80% of the total voting power of all such classes of outstanding capital stock of the Corporation shall be required to alter, amend or repeal in a manner adverse to the interests of Parent, or adopt any provision adverse to the interests of Parent and inconsistent with, any provision of this Article III. Neither the alteration, amendment or repeal of this Article III nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article III shall eliminate or reduce the effect of this Article III in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article III, would accrue or arise prior to such alteration, amendment, repeal or adoption.

      E. Notice to Holders. Any Person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article III.”

Proposed text of Article IV(A) to delete obsolete references to 2002 reverse stock split:

“ARTICLE IV

      A. The total number of shares of capital stock which the Corporation shall have authority to issue is 105,000,000, consisting of 100,000,000 shares of common stock par value 0.01 per share (the “Common Stock”), and 5,000,000 shares of preferred stock par value $0.01 per shares (the “Preferred Stock”).”

Current text of Article IV(A):

“ARTICLE IV

      A. The total number of shares of capital stock which the Corporation shall have authority to issue is 105,000,000, consisting of 100,000,000 shares of common stock par value 0.01 per share (the “Common Stock”), and 5,000,000 shares of preferred stock par value $0.01 per shares (the “Preferred Stock”).

      Immediately upon the filing of this Amendment to the Restated Certificate of Incorporation (the “Effective Time”) each ten (10) shares of the Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), shall automatically, without further action on the part of the Corporation or any holder of Old Common Stock, be combined, converted, reclassified and changed into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock” and the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. The combination and reclassification of the Old Common Stock into New Common Stock shall occur at the Effective Time regardless of when the certificates representing such Old Common Stock are surrendered to the Corporation in exchange for certificates representing New Common Stock. After the Effective Time, certificates representing the Old Common Stock shall, until surrendered to the Corporation in exchange for New Common Stock, represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Amendment and the right to receive cash in lieu of any fractional share interest. No certificates representing fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock shall be entitled to receive in lieu of fractional shares and upon surrender to the Corporation’s transfer agent of their certificates representing Old Common Stock, duly endorsed, a cash payment in an amount equal to the product calculated by multiplying (i) the closing sales price of the Company’s Common Stock on the trading day preceding the Effective Date as reported on the NASDAQ National Market or, if no such sales price exists, the mid-range between the last bid and asked price on such

5

date by (ii) the number of shares of Old Common Stock held by such holder that would otherwise have been converted into a fractional share interest. Upon surrender by a holder of Old Common Stock or a certificate or certificates for Old Common Stock, duly endorsed, to the Corporation’s transfer agent, the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Old Common Stock, a certificate or certificates for the number of shares of New Common Stock to which such holder shall be entitled as aforesaid together with cash in lieu of any fractional shares interest.”

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PROXY CARD

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
Please Mark Here For Address Change or Comments

SEE REVERSE SIDE

1. If proposal 2 below is adopted, the election of Messrs. Reginald W. Barrett, Phillip A. Harris, David Y. Howe, Charles Daniel Nelsen, Edward J. O’Connell and Newell V. Starks, as directors; and if proposal 2 below is not adopted, the election of Messrs. Phillip A. Harris, and Charles Daniel Nelsen as directors; in each case to serve until the annual meeting in 2007 or until their successors are duly elected and qualified.

FOR ALL OF THE NOMINEES LISTED (EXCEPT AS INDICATED TO THE CONTRARY BELOW): |__|

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, check this box and write the name of the nominee below: |__|

Witheld for the nominee’s you list below; (Write that nominee’s name in space provided below.)

2. To approve an amendment to our Restated Certificate of Incorporation to provide that all directors will be elected annually for one year terms.

FOR       |_|       AGAINST       |_|       ABSTAIN       |_|

3. To approve an amendment to our Restated Certificate of Incorporation to provide that stockholders will be permitted to take action by written consent.

FOR       |_|       AGAINST       |_|       ABSTAIN       |_|

4. To approve an amendment to our Restated Certificate of Incorporation to provide that stockholders will be permitted to call a special meeting of stockholders.

FOR       |_|       AGAINST       |_|       ABSTAIN       |_|

5. To approve an amendment to our Restated Certificate of Incorporation to provide that the percentage of stockholders required to amend certain provisions of our Restated Certificate of Incorporation and our bylaws will be reduced from 80% to a majority.

FOR       |_|       AGAINST       |_|       ABSTAIN       |_|

6. To approve an amendment to our Restated Certificate of Incorporation to provide that certain obsolete provisions will be deleted.

FOR       |_|       AGAINST       |_|       ABSTAIN       |_|

     Signature___Signature ___ Date___

NOTE: Please sign as name appears heron. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time
March 7, 2005, the last business day prior to the Annual Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/stlw Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy in hand when you call, and follow the instructions.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.stratoslightwave.com

STRATOS INTERNATIONAL, INC.
Annual Meeting of Stockholders, March 8, 2005

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
STRATOS INTERNATIONAL, INC.

The undersigned hereby appoints Phillip A. Harris, Barry Hollingsworth, Kenneth E. Rapacz and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Stratos International, Inc. Common Stock and Series B Preferred Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held March 8, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Stratos International, Inc. account online.

Access your Stratos International, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Stratos International, Inc., now makes it easy and convenient to get current information on your shareholder account.

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